Lumen Technologies Appoints John M. Hinshaw to Board of Directors, Strengthening Technology, Security and Operational Expertise

Former HSBC Group COO and veteran technology executive will further enhance Board’s expertise in digital transformation and risk management

DENVER, Aug. 4, 2026 — Lumen Technologies (NYSE: LUMN) today announced the appointment of John M. Hinshaw to its Board of Directors, effective Aug. 4, 2026. His appointment enhances the Board’s expertise in digital transformation, enterprise technology, risk management, and operational excellence, supporting Lumen’s continued focus on enabling the AI economy through its physical infrastructure, programmable network, and connected ecosystem.

“John’s deep expertise leading technology-enabled transformation at some of the world’s largest and most complex organizations makes him an outstanding addition to our Board,” said Kate Johnson, CEO of Lumen. “As businesses increasingly rely on secure, scalable digital infrastructure to support AI and innovation, John’s experience will provide valuable perspectives as Lumen continues to execute its transformation and drive long-term value.”

Hinshaw brings more than three decades of leadership experience. Most recently, he served as Group Chief Operating Officer of HSBC, where he oversaw global operations, technology, risk management, and transformation initiatives. He has held executive leadership positions at Hewlett-Packard and Hewlett Packard Enterprise, including Executive Vice President of Technology and Operations and Chief Customer Officer, and he has served as Chief Information Officer for Boeing and Verizon Wireless. He currently serves as director of Sysco Corporation and Genpact Limited and has previously served on the boards of The Bank of New York Mellon Corporation and DocuSign.

"Lumen is uniquely positioned to connect the data, applications, and AI workloads that are reshaping industries around the world," said Hinshaw. “I look forward to working with the Board and management team as the company continues to leverage its network, technology platform, and customer relationships to unlock new growth opportunities for Lumen’s future.”
A full list of Lumen's board of directors is available online.

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About Lumen Technologies
Lumen is unleashing the world's AI potential. As the trusted network for AI, we ignite business growth by connecting people, data, and applications — quickly, securely, and effortlessly. Lumen’s physical infrastructure, programmable network, and connected ecosystem give enterprises a simpler way to move data from virtually anywhere, to anywhere in real-time to support their AI needs. Together, Lumen’s owned fiber backbone and cloud-native control plane provide a differentiated platform for connecting, securing, and operating modern enterprise environments at global scale. From metro connectivity and long-haul data transport to cloud networking, security services, digital platform capabilities, and connectivity orchestration, Lumen meets customers’ needs today and as they build for tomorrow. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies, Inc. in the United States.

For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, X: lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Lumen’s strategy, transformation, ability to support the AI economy, physical infrastructure, programmable network, connected ecosystem, digital infrastructure, technology platform, customer relationships, growth opportunities, long-term value creation, and the anticipated benefits, perspectives, expertise, contributions, and impact of John M. Hinshaw’s on Lumen’s Board of Directors. These forward-looking statements are often identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “will,” “would,” “could,” “should,” “seek,” “target,” “project,” “forecast,” “outlook,” and similar expressions. These forward-looking statements are not promises or guarantees of future results and are based on current expectations only. Actual results may differ materially from those expressed or implied by these forward-looking statements due to risks and uncertainties, including those described in Lumen’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated in Lumen’s other filings with the U.S. Securities and Exchange Commission from time to time. Lumen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact:
Anita Gomes anita.gomes@lumen.com +1 858 229 8538

Investor Contact:
Jim Breen, CFA
Investor.relations@lumen.com
+1 603-404-7003